UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CENTRAL GARDEN & PET COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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CENTRAL GARDEN & PET COMPANY ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 8, 2022

The date of this Amendment and Supplement is January 12, 2022

The following information notifying shareholders of Central Garden & Pet Company (the “Company”) of a change in meeting location relates to the Company’s proxy statement (the “Proxy Statement”), filed on December 27, 2021, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2022 Annual Meeting of Shareholders to be held on February 8, 2022, at 10:30 a.m. Pacific Time (the “Annual Meeting”). This information is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about January 12, 2022.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE IN LOCATION OF THE ANNUAL MEETING OF SHAREHOLDERS

Due to the public health impact of the coronavirus disease 2019 (COVID-19), the rapid spread of the omicron variant, and to support the health and well-being of our employees, shareholders and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the Company’s 2022 Annual Meeting of Shareholders has changed from an in-person meeting to a virtual-only meeting and participants will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on February 8, 2022 at 10:30 a.m. Pacific Time.

The platform for the virtual Annual Meeting includes functionality that affords validated shareholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below, and once admitted, shareholders may view reference materials such as our list of shareholders as of the record date, submit questions and (for Class B or Common shareholders) vote their shares by following the instructions that will be available on the meeting website.

As described in the proxy materials for the Annual Meeting that were previously distributed, individuals are entitled to participate in the Annual Meeting if they were a shareholder as of the close of business on December 10, 2021 (the record date for the annual meeting) or hold a legal proxy for the meeting provided by your bank, broker or nominee.

Access and Log-In Instructions for Virtual Annual Meeting

To be admitted to the Annual Meeting, go to https://www.virtualshareholdermeeting.com/CENT2022 and enter the 16-digit control number on your notice of internet availability of proxy materials or proxy card previously distributed to shareholders. Online access to the Annual Meeting will open at 10:15 a.m. Pacific Time to allow time for shareholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 10:30 a.m. Pacific Time.

The virtual meeting platform is widely supported across most browsers and devices running the most updated version of applicable software and plugins. Participants, however, should ensure that they allow sufficient time prior to the start of the meeting to log-in and ensure that they can hear streaming audio prior to the start of the meeting. If any log-in difficulties are encountered, please call the technical support number on the log-in page.

It is important that shareholders read the proxy materials that were previously distributed, and we strongly encourage Class B and Common shareholders to vote in advance of the Annual Meeting, even if they are planning to log in and attend through the internet. The proxy card / voting instruction card included with the previously distributed proxy materials will not be revised to reflect this announcement and may continue to be used to vote Class B or Common shares in connection with the Annual Meeting. If shareholders have already voted, they do not need to take any further voting action because of this announcement.

Class B or Common shareholders may change their vote at any time prior to the vote at the Annual Meeting. Class B or Common shareholders of record may change their vote by granting a new proxy by telephone, over the Internet or by submitting a properly signed proxy card bearing a later date (which automatically revokes the earlier proxy). Class B or Common shareholders may also revoke their proxy at any time before the applicable voting deadline by giving the Company’s Secretary written notice of revocation, by submitting a later-dated proxy card or by voting again using the telephone or Internet (the latest telephone or Internet proxy is the one that will be counted). Attendance at the Annual Meeting without any other action will not cause a previously granted proxy to be revoked. For shares Class B or Common shares held beneficially in street name, shareholders may change your vote by submitting new voting instructions to their broker, trustee or nominee, or, if they have obtained a legal proxy from their broker or nominee giving them the right to vote their shares, by attending the Annual Meeting and voting over the Internet.

By Order of the Board of Directors,

/s/ George A. Yuhas

Secretary

Walnut Creek, California

January 12, 2022

The virtual-only Annual Meeting on February 8, 2022 at 10:30 a.m. Pacific Time will be accessible at https://www.virtualshareholdermeeting.com/CENT2022.

Important notice regarding the availability of proxy materials for the Annual Meeting of the Shareholders to be held on February 8, 2022:

The Proxy Statement and our 2022 Annual Report are available at www.proxyvote.com and on our website at https://ir.central.com/sec-filings. You may also access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.